Exhibit 10.01

News Release

Company Contacts:	John Kispert
Chief Financial Officer
(408) 875-6224
john.kispert@kla-tencor.com

Cary Halsted (Investment Community)
Vice President, Investor Relations
(408) 875-4094
cary.halsted@kla-tencor.com

Uma Subramaniam (Media)
Director, Corporate Communications
(408) 875-5473
uma.subramaniam@kla-tencor.com

Agency Contact:	Jane Evans-Ryan (Media)
Business Press Director, MCA
(650) 968-8900
jryan@mcapr.com
FOR IMMEDIATE RELEASE
KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR FIRST QUARTER FISCAL YEAR 2006
SAN JOSE, Calif., Sept. 27, 2005 — KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its board of directors has declared a quarterly cash dividend of $.12 per share on its common stock payable on December 1, 2005 to KLA-Tencor stockholders of record on November 15, 2005.
About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor was named one of the Best Managed Companies in America for 2005 by Forbes Magazine and is the only company in the semiconductor industry to receive the accolade for this year. KLA-Tencor is traded on the Nasdaq National Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com
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